Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2014, appearing in the Annual Report on Form 10-K of Installed Building Products, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Columbus, OH

April 7, 2014